Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO EVP/COO TO PARTICIPATE
IN GLOBAL HUNTER INDUSTRY FORUM

CRANFORD, NJ, August 10, 2012 – Michael J. Drury, Executive Vice President and Chief Operating Officer for PGM and Lead Operations of Metalico, Inc. (NYSE MKT: MEA), will represent the company at the Global Hunter Securities Industrials Day 1x1 Series in Chicago on August 23.

Mr. Drury will discuss Metalico’s performance and growth strategies as well as current market conditions in one-on-one and small group meetings through the day. The conference is meeting at the Library on the top floor of Chicago’s 190 South LaSalle Street.

The Global Hunter 1x1 Series brings together investors and management in an intense, focused environment that enhances the exchange of information. Generally structured as breakfast to close-of-business events, 1x1 Series days feature select companies and a small number of investors allowing both sides to meet one-on-one for extended time in private settings.

About Metalico
Metalico, Inc. is a holding company with operations in three principal business segments: Ferrous and Non-Ferrous Scrap Metal Recycling, PGM and Minor Metals recycling, and Fabrication of Lead-Based Products. The Company operates 27 recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and four lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on the NYSE MKT (formerly the NYSE Amex) under the symbol MEA.

Contact:	Metalico, Inc. Carlos E. Agüero Michael J. Drury info@metalico.com

186 North Avenue East Cranford, NJ 07016 (908) 497-9610 Fax: (908) 497-1097 www.metalico.com

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